Exhibit 99.1

Feb25, 2009 Investor Luncheon

Gold is Money!

Paper Isn’t!

How Far Have We Fallen? Price Decline Weeks in Decline Date: Dow Jones Industrial Average, weekly closing price 0% -20% -40% -60% -80% -100% 20 40 60 80 100 120 140 160

What’s the Answer?

Buy Gold & Gold Equities

Dow vs Gold Ratio # of Gold oz. to Buy Dow 18 oz Aug 30, 1929 28 oz Nov 26, 1966 44 oz Jul 16, 1999 1 oz Aug 7, 1896 2 oz Aug 8, 1932 1 oz Jan18, 1980 8 oz Feb 24, 2009 0 10 20 30 40 1900 1925 1950 1975 2000

Gold vs Major Currencies 2001-2004 2001-Present US Dollar 58% 288% Canadian Dollar 28% 202% Pound 24% 242% Rand 18% 396% AUS 13% 175% Swiss 12% 152% Euro 10% 160% As of Feb24, 2009

What to Buy, Gold or Shares? % Return 1929-1939 1966-1980 1999-Present* *Feb 24, 2009 DOW Gold HM XAU -61% 69% 485% 8% 2300% 506% -30% 280% 102% -200 0 800 1,600 2,400

Dow vs Homestake DJIA Homestake Mining Deflation Period Source: Gold-Eagle 500 400 300 200 100 0 1924 1926 1928 1930 1932 1934

Homestake 1970 - 1980 Inflation Period $1 $2 $5 $10 $20 1970 1972 1974 1976 1978 1980

Our Predictions $850 in 2008 $2,000 by 2010 $5,000 @ Peak ☒ ☐ ☐

Building Our Nevada Base 1.4 2.3 Million oz Gold

Nevada - Great Gold Address 65MM oz. Lone Tree Marigold Phoenix Hilltop Gold Acres Pipeline Cortez Hills ET Blue CORTEZ TREND Gold Mines/Deposits Miles Midas Meikle Betze-Post Deep Post Carlin Gold Quarry Emigrant Rain CARLIN TREND 180MM oz. Ruby Hill/Archmedes Elko Reno NEVADA Las Vegas US GOLD 0 10

Tonkin 2008 Resource - Nevada Measured & Indicated 1.45 MM oz (+14%) Inferred 0.31 MM oz (+103%) Barrick US Gold Newmont 2008 NI 43-101 2006 NI 43-101 * Canadian Resource NI 43-101 Ore Reserve Engineering (May 08) 0 0.5 1 0 0.5 1 Miles km 04 Miles 06 km+

Gold Bar 2008 Resource - Nevada Indicated 0.45 MM oz Inferred 0.09 MM oz Meters Feet N US Gold Barrick 0 4 Miles 0 6 Km Newmont 2008 NI 43-101 0 150 300 0 500 1,000 N

Magistral High Grade Zone
Cross Sectional View
200 ft –
400 ft –
0.14opt Au/165 ft
0.21opt Au/133 ft
0.10opt Au/60 ft
0.09opt Au/104 ft
0.10opt Au/72 ft
0.20opt Au/49 ft
0
400
800
Feet
0
100
200
Meters

El Gallo: New Discovery Magistral: 540,000 Au oz Palmarito: 11.8MM Ag Upside: 550,000 Acres

Magistral District


Mexico
Magistral District
El Gallo
(New Au/Ag Discovery)
Magistral
(541,000 Au oz*)
Palmarito
(11.8 mm Ag oz*)
0 2.5 5
Miles
0 5 10
Km
N

* NI 43-101

El Gallo Discovery Hole [Nov 26. 2008] BIG GRADES! 0.45 optAu, 43.6 optAg / 55 ft

El Gallo - Big Growth Potential Plan [Aerial] View Silver Mineralization Gold Mineralization Drill Targets 0 50 100 Meters 0 150 300 Feet

El Gallo - Big Grades Cross Sectional View 105 ft – 250 ft – 350 ft – 44 opt Ag, 0.45 opt Au/55.0 ft inc. 104 opt Ag, 1.0 opt Au/20.0 ft 10 opt Ag/78.0 ft inc. 37opt Ag/6.6 ft 18 opt Ag/17.6 ft inc. 37 opt Ag/2.3 ft Silver Mineralization Gold Mineralization Drill Targets 0 150 300 Feet 0 50 100 Meters

In-situ Value vs Length of Drill Hole El Gallo, Mexico (US$1950 per tonne) (US$1750 per tonne) Nov. 19, 2008 High-Grade Results In-situ value (US$ per tonne) Length (Meters) Source: Research Capital 2500 2000 1500 1000 500 0 0 200 400 600 800 1000

0 50 100 Silver (Grade x Thickness) Meters High 0 150 300 N Feet Low

0 50 100 Silver in Soils N Meters High Feet 200 400 Low 0

0 50 100 Gold in Soils N Meters High 0 200 400 Feet Low

Company Drills Company Lab US Gold Advantage Low Costs Fast Turn Around

Low Cost + Quick Percussion Drill $2 ft. RC Drill $30 ft. Core Drill $50 ft.

Percussion Drilling Capacity Max ft. Per Day 3,200 Working Days in Yr 300 Total ft. in Yr 1,000,000 Total Cost $2,000,000

24 Hour Assay Turn Around

US Gold - UXG CEO Owns 23% High Grade Gold/Silver - Mexico Strategic Land - Nevada Cash @ Sept 2008 - $15.8 Million No Debt

Share Information Shares: TSX/NYSE.A 96 MM Shares o/s 109 MM Shares f/d Avg. Vol**: 661,840 shares 52 Week: CAD $3.73 - $0.50 Current*: CAD $2.71 *As of Feb 24, 2009 **Year Avg.